Exhibit 3.2
                                    BY-LAWS
                                      of
                              CHEVRON CORPORATION
                                  As Amended
                                 July 27, 1994

                                   ARTICLE I

                            THE BOARD OF DIRECTORS

 SECTION 1. AUTHORITY OF BOARD. The business and affairs of Chevron Corporation (herein called the "Corporation") shall be managed by or under the direction of the Board of Directors (the "Board") or, if authorized by the Board, by or under the direction of one or more committees thereof, to the extent permitted by law and by the Board. Except as may be otherwise provided by law or these By-Laws or, in the case of a committee of the Board, by applicable resolution of the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting. Except as may be otherwise provided by law, the Board shall have power to determine from time to time whether, and if allowed, when and under what conditions and regulations any of the accounts and books of the Corporation shall be open to inspection.

 SECTION 2. NUMBER OF DIRECTORS; VACANCIES. The authorized number of Directors who shall constitute the Board shall be fixed from time to time by resolution of the Board approved by at least a majority of the Directors then in office, provided that no such resolution other than a resolution to take effect as of the next election of Directors by the stockholders shall have the effect of reducing the authorized number of Directors to less than the number of Directors in office as of the effective time of the resolution.

Whenever there shall be fewer Directors in office than the authorized number of Directors, the Board may, by resolution approved by a majority of the Directors then in office, choose one or more additional Directors, each of whom shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected.

 SECTION 3. AUTHORIZED MEETINGS OF THE BOARD. The Board shall have authority to hold annual, regular and special meetings. An annual meeting of the Board may be held immediately after the conclusion of the annual meeting of the stockholders. Regular meetings of the Board may be held at such times as the Board may determine. Special meetings may be held if called by the Chairman of the Board, a Vice-Chairman of the Board, or by at least one third of the Directors then in office.

Notice of the time or place of a meeting may be given in person or by telephone by any officer of the Corporation, or transmitted electronically to the Director's home or office, or entrusted to a third party company or governmental entity for delivery to the Director's business address. Notice of annual or regular meetings is required only if the time for the meeting is changed or the meeting is not to be held at the principal executive offices of the Corporation. When notice is required, it shall be given not less than four hours prior to the time fixed for the meeting; provided, however, that if notice is transmitted electronically or entrusted to a third party for delivery, the electronic transmission shall be effected or the third party shall promise delivery by not later than the end of the day prior to the day fixed for the meeting. The Board may act at meetings held without required notice if all Directors consent to the holding of the meeting before, during or after the meeting.

At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for all purposes. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

 SECTION 4. COMMITTEES. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish committees of the Board with such powers, duties and rules of procedure as may be provided by the resolutions of the Board establishing such committees. Any such committee shall have a secretary and report its actions to the Board.

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 SECTION 5. COMPENSATION. Directors who are not also employees of the
Corporation shall be entitled to such compensation for their service on the Board or any committee thereof as the Board may from time to time determine.

                                  ARTICLE II

                                   OFFICERS

 SECTION 1. EXECUTIVE COMMITTEE. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish and appoint one or more officers of the Corporation to constitute an Executive Committee (the "Executive Committee"), which, under the direction of the Board and subject at all times to its control, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, except as may be provided in the resolution establishing the Executive Committee or in another resolution of the Board or by the General Corporation Law of the State of Delaware. The Executive Committee shall have a secretary and report its actions to the Board.

 SECTION 2. DESIGNATED OFFICERS. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board and shall consist of a Chairman of the Board and a Secretary and such other officers, including, without limitation, one or more Vice-Chairmen of the Board, a Vice
President and Chief Financial Officer, a Vice President and General
Counsel, one or more other Vice-Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Comptroller and a General Tax Counsel, as may be elected by the Board to hold such offices or such other offices as may be created by resolution of the Board.

 SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall be a member of the Board and Chairman of the Executive Committee. He shall preside at meetings of the stockholders, the Board and the Executive Committee, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board. In his absence, each Vice-Chairman of the Board, as available, shall rotate in presiding at meetings of the stockholders, the Board and the Executive Committee.

 SECTION 4. VICE-CHAIRMEN OF THE BOARD. Each Vice-Chairman of the Board shall be a member of the Board and a Vice-Chairman of the Executive Committee, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 5. VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. The Vice President and Chief Financial Officer shall consider the adequacy of, and make recommendations to the Board and Executive Committee concerning, the capital resources available to the Corporation to meet its projected obligations and business plans; report periodically to the Board on financial results and trends affecting the business; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 6. VICE PRESIDENT AND GENERAL COUNSEL. The Vice President and General Counsel shall supervise and direct the legal affairs of the Corporation and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

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 SECTION 7. VICE-PRESIDENTS. In the event of the absence or disability of the
Chairman of the Board and the Vice-Chairmen of the Board, one of the Vice-Presidents may be designated by the Board to exercise their powers and perform their duties, and the Vice-Presidents shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 8. SECRETARY. The Secretary shall keep full and complete records of the proceedings of the Board, the Executive Committee and the meetings of the stockholders; keep the seal of the Corporation, and affix the same to all instruments which may require it; have custody of and maintain the Corporation's stockholder records; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 9. ASSISTANT SECRETARIES. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 10. TREASURER. The Treasurer shall have custody of the funds of the Corporation and deposit and pay out such funds, from time to time, in such manner as may be prescribed by, or be in accordance with the direction of, the Board, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 11. ASSISTANT TREASURERS. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 12. COMPTROLLER. The Comptroller shall have charge of the Corporation's books of accounts and records, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 13. GENERAL TAX COUNSEL The General Tax Counsel shall supervise and direct the tax matters of the Corporation and have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board, or subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 14. OTHER OFFICERS. Any other elected officer shall have such powers and perform such duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

 SECTION 15. POWERS OF ATTORNEY. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Corporation, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board or the Executive Committee or limited by law.

 SECTION 16. COMPENSATION. The officers of the Corporation shall be entitled to compensation for their services. The amounts and forms of compensation which each of such officers shall receive, and the manner and times of its payment, shall be determined by, or be in accordance with the direction of, the Board.

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                                  ARTICLE III

                         STOCK AND STOCK CERTIFICATES

 SECTION 1. STOCK. The Board or, to the extent permitted by the General Corporation Law of the State of Delaware, any committee of the Board expressly so authorized by resolution of the Board may authorize from time to time the issuance of new shares of the Corporation's Common Stock ("Common Stock") or any series of Preferred Stock ("Preferred Stock"), for such lawful consideration as may be approved by the Board or such committee, up to the limit of authorized shares of Common Stock or such series of Preferred Stock. The Board, the Executive Committee or any committee of the Board expressly so authorized by resolution of the Board may authorize from time to time the purchase on behalf of the Corporation for its treasury of issued and outstanding shares of Common Stock or Preferred Stock and the resale, assignment or other transfer by the Corporation of any such treasury shares.

 SECTION 2. STOCK CERTIFICATES. Shares of Stock shall be represented by certificates, which shall be registered upon the books of the Corporation; provided, that the Board may provide by resolution that some or all of any or all classes or series of the Corporation's Stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by a certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by the Chairman of the Board, a Vice-Chairman of the Board or a Vice-President, together with the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by him or her. Certificates of Stock shall not have any validity whatsoever until and unless they have been signed and countersigned as herein provided. All such certificates shall bear the seal of the Corporation or a facsimile thereof, and shall be countersigned by a Transfer Agent and the Registrar for the Stock, each of whom shall by resolution of the Board be appointed with authority to act as such at the pleasure of the Board. No certificate for a fractional share of Common Stock shall be issued.

Certificates of Stock signed by the Chairman of the Board, a Vice-Chairman of the Board or a Vice-President, together with the Secretary or an Assistant Secretary, being such at the time of such signing, if properly countersigned as set forth above by a Transfer Agent and the Registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

 SECTION 3. LOST OR DESTROYED CERTIFICATES. The Board or the Executive Committee may designate certain persons to authorize the issuance of new certificates of Stock or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

 SECTION 4. STOCK TRANSFERS. Transfer of shares of Stock represented by certificates shall be made on the books of the Corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares or from an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a Transfer Agent or the Registrar from liability with respect to such transfer.

 SECTION 5. STOCKHOLDERS OF RECORD. The Board may fix a time as a record date for the determination of stockholders entitled to receive any dividend or distribution declared to be payable on any shares of the Corporation; or to vote upon any matter to be submitted to the vote of any stockholders of the Corporation; or to be present or to be represented by proxy at any meeting of the stockholders of the Corporation, which record date in the case of a meeting of the stockholders shall be not more than sixty nor less than ten days before the date set for such meeting; and only stockholders of record as of the record date shall be entitled to receive such dividend or distribution, or to vote on such matter, or to be present or represented by proxy at such meeting.

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                                   ARTICLE IV

                           MEETINGS OF STOCKHOLDERS


 SECTION 1. MEETINGS OF STOCKHOLDERS. An annual meeting of the stockholders of the Corporation shall be held each year, at which Directors shall be elected to serve for the ensuing year and until their successors are elected. Special meetings of the stockholders for any purpose or purposes, unless prohibited by law, may be called by the Board or the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of at least one third of the members of the Board. The time and place of any meeting of stockholders shall be determined by the Board in accordance with law.

 SECTION 2. CONDUCT OF MEETINGS. The Chairman of the Board, or such other officer as may preside at any meeting of the stockholders, shall have authority to establish, from time to time, such rules for the conduct of such meeting, and to take such action, as may in his judgment be necessary or proper for the conduct of the meeting and in the best interests of the Corporation and the stockholders in attendance in person or by proxy.

 SECTION 3. QUORUM FOR ACTION BY STOCKHOLDERS; ELECTIONS. At all elections or votes had for any purpose, there must be a majority of the outstanding shares of Common Stock represented. All elections for Directors shall be held by written ballot and determined by a plurality of the votes cast. Except as may otherwise be required by law or the Restated Certificate of Incorporation, all other matters shall be decided by a majority of the votes cast affirmatively or negatively.

 SECTION 4. PROXIES. At any meeting of the stockholders, any stockholder of record entitled to vote thereat may be represented and have his shares voted by a proxy or proxies appointed by an instrument in writing executed by the stockholder of record; provided, however, that no such instrument may appoint more than three persons to act as proxies at any such meeting, and if an instrument shall purport to appoint more than three persons to act as proxies the Corporation shall recognize as proxies only the first three persons listed as appointed. In the event that an instrument in writing executed by a stockholder of record shall designate two or three persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such instrument shall be valid except for the purposes expressly stated therein, and shall not be valid after the expiration of three years from the date of its execution, unless the person executing it specifies therein that the proxy shall continue for a longer period. Subject to the above, any written instrument appointing a proxy or proxies and duly executed by a stockholder of record shall, unless otherwise limited by its terms, continue in full force and effect until a written instrument bearing a later date is filed with the Secretary, which instrument by its terms either revokes the earlier appointment or creates a new appointment.

 SECTION 5. ADJOURNMENTS. Any meeting of the stockholders (whether annual or special and whether or not a quorum shall have been present), may be adjourned from time to time and from place to place by vote of a majority of the shares of Common Stock represented at such meeting, without notice other than announcement at such meeting of the time and place at which the meeting is to be resumed--such adjournment and the reasons therefor being recorded in the journal of proceedings of the meeting; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any meeting so resumed after such adjournment, provided a majority of the outstanding shares of Common Stock shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

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                                  ARTICLE V

                                CORPORATE SEAL

The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Incorporated Jan. 27, 1926 Delaware."

                                  ARTICLE VI

                                  AMENDMENTS

Any of these By-Laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at any annual or special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting; or any of these By-Laws may be altered, amended or repealed by resolution of the Board approved by at least a majority of the Directors then in office.

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